UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 8, 2022

CONCRETE PUMPING HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38166	83-1779605
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 E. 84th Avenue, Suite A-5
Thornton, Colorado 80229
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (303) 289-7497
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	BBCP	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)  On December 8, 2022, the Audit Committee of the Board of Directors of Concrete Pumping Holdings, Inc. (the “Company”) concluded that the previously issued unaudited consolidated financial statements of the Company as of and for the three and nine months ended July 31, 2022 (the “Restated Period”) should be restated and, therefore, should no longer be relied upon due to the matter described below.

The restatement will not impact the Company’s current or historical reported revenue, liquidity, assets, cash and cash equivalents or cash flows from (used in) operating, investing or financing activities.

The restatement relates to an understatement of accrued payroll and resulted in a decrease in pretax income (or income (loss) before income taxes) and adjusted EBITDA of $2.0 million for the three and nine months ended July 31, 2022 (with $1.4 million related to cost of sales wages under “cost of operations” and the remaining $0.6 million related to general & administrative wages under “general and administrative expenses” in the Consolidated Statement of Operations). As a result of the restatement, the Company’s disclosures that include financial statements covering the Restated Period should no longer be relied upon.

The Company will report the restatement in an amendment to the Company’s Form 10-Q for the period ended July 31, 2022, which the Company intends to file with the Commission substantially concurrently with this Current Report on Form 8-K.

The Company’s management and the Audit Committee have discussed the matters disclosed in this Current Report on Form 8-K with the Company’s independent registered public accounting firm.

Item 7.01 Regulation FD Disclosure.

The Company is confirming that the error discussed above does not change the previously disclosed outlook from its third quarter 2022 results press release on September 8, 2022.

The information in Item 7.01 of this report is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Forward‐Looking Statements

This 8-K includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company’s actual results may differ from expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” “outlook” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to future performance, including the Company's fiscal year 2022 outlook. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the Company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the adverse impact of recent inflationary pressures, global economic conditions and events related to these conditions, such as the ongoing war in Ukraine and the COVID-19 pandemic, on our business, including fluctuations in fuel costs; the restatement of our financial statements for the quarter ended July 31, 2022 and our ability to establish and maintain effective internal control over financial reporting, including our ability to remediate the existing material weakness in our internal controls; the outcome of any legal proceedings or demand letters that may be instituted against or sent to the Company or its subsidiaries; the ability of the Company to grow and manage growth profitably and retain its key employees; the ability to complete targeted acquisitions and to realize the expected benefits from completed acquisitions; changes in applicable laws or regulations; the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and other risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission, including the risk factors in the Company's latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The Company cautions that the foregoing list of factors is not exclusive. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCRETE PUMPING HOLDINGS, INC.

	By:	/s/ Iain Humphries
Name: Iain Humphries
Title: Chief Financial Officer and Secretary

Date: December 13, 2022